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                                                                      EXHIBIT 15

                LETTER RE UNAUDITED INTERIM FINANCIAL INFORMATION




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

We are aware that Union Texas Petroleum Holdings, Inc. has included our report dated April 22, 1998 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the prospectuses constituting part of the following registration statements:

   Registration Statement on Form S-8 (No. 33-26105) filed on December 21, 1988 Registration Statement on Form S-8 (No. 33-13575) filed on April 29, 1991 Registration Statement on Form S-8 (No. 33-21684) filed on April 29, 1991 Registration Statement on Form S-8 (No. 33-44045) filed on November 19, 1991 Registration Statement on Form S-8 (No. 33-64928) filed on June 24, 1993 Registration Statement on Form S-8 (No. 33-59213) filed on May 10, 1995 Registration Statement on Form S-8 (No. 333-30807) filed on July 3, 1997 Registration Statement on Form S-8 (No. 333-30805) filed on July 3, 1997 Registration Statement on Form S-8 (No. 333-30811) filed on July 3, 1997 Registration Statement on Form S-3 (No. 333-31039) filed on July 10, 1997

We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,



Price Waterhouse LLP
Houston, Texas
April 22, 1998